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                      CAMBREX CORPORATION AND SUBSIDIARIES

                                   EXHIBIT 11

                       COMPUTATION OF EARNINGS PER SHARE
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                      YEARS ENDED DECEMBER 31,
                                                --------------------------------------------------------------------
                                                 1993      1992     1991(1)    1990(1)     1989      1988      1987
                                                ------    ------    -------    -------    ------    ------    ------
Income applicable to common shares:
  Income (loss) from continuing operations....  $8,641    $6,230    $   31     $(5,075)   $3,061    $7,035    $5,897
Deduct:
  Preferred stock:
     Class A dividends........................      --        --        --          --        --        --      (247)
                                                ------    ------    -------    -------    ------    ------    ------
     Primary earnings.........................   8,641     6,230        31      (5,075)    3,061     7,035     5,650
Add:
  Interest reduction attributable to assumed
     conversion of convertible subordinated
     notes (Net of taxes)
  Notes issued June 11, 1985..................      71       136        --          --       144       149       146
  Notes issued October 3, 1985................      43        81        --          --        87        91        88
                                                ------    ------    -------    -------    ------    ------    ------
  Fully diluted earnings (loss)...............  $8,755    $6,447    $   31     $(5,075)   $3,292    $7,275    $5,884
                                                ------    ------    -------    -------    ------    ------    ------
                                                ------    ------    -------    -------    ------    ------    ------
  Gain from discontinued operations...........  $   --    $   --    $   --     $    --    $   --    $   --    $2,060
                                                ------    ------    -------    -------    ------    ------    ------
                                                ------    ------    -------    -------    ------    ------    ------
Weighted average number of common shares and
  common share equivalents outstanding during
  the year:
  Common stock................................   4,961     4,753     4,655       4,705     5,441     5,165     1,918
  Nonvoting Common stock......................      --        --        --         113       113       331       151
  Preferred stock -- Class B..................      --        --        --          --        --        --       528
  Preferred stock -- Class C..................      --        --        --          --        --        --       253
  Preferred stock -- Class D..................      --        --        --          --        --        --       952
  Stock options...............................     321       135        49          --        76       115        97
                                                ------    ------    -------    -------    ------    ------    ------
  Shares outstanding -- primary...............   5,282     4,888     4,704       4,818     5,630     5,611     3,899
Notes issued June 11, 1985....................     122       198        --          --       169       166       185
Notes issued October 3, 1985..................      73       120        --          --       101       100       111
Additional stock options......................       7        36        34          --        --        --         4
                                                ------    ------    -------    -------    ------    ------    ------
  Shares outstanding -- fully diluted.........   5,484     5,242     4,738       4,818     5,900     5,877     4,199
                                                ------    ------    -------    -------    ------    ------    ------
                                                ------    ------    -------    -------    ------    ------    ------
  Fully diluted earnings (loss) per
     common share(2)..........................  $ 1.60    $ 1.23    $ 0.01     $ (1.05)   $ 0.54    $ 1.24    $ 1.89
                                                ------    ------    -------    -------    ------    ------    ------
                                                ------    ------    -------    -------    ------    ------    ------

- ---------------

(1) The convertible subordinated notes and the related interest, net of income taxes, had an anti-dilutive effect on earnings per share for the years ended December 31, 1991 and 1990 and are, therefore, excluded from the computation.

(2) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.

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